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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement pertaining to the Stocker & Yale, Inc. 1996 Stock Option and Incentive Plan (Form S-8 No. 333-60717) of our report dated April 7, 1999, with respect to the consolidated financial statements of Stocker & Yale, Inc. and subsidiaries included in the Annual Report (Form 10-KSB) for the year ended December 31, 1998.


/s/Arthur Andersen LLP

Boston, Massachusetts
April 7, 1999